Microfilm Number 9953- 345

Entity Number 739615

Filed with the Department of State on JUL 15 1999

Kim Pizzingrilli

Secretary of the Commonwealth

JK

ARTICLES OF AMENDMENT-DOMESTIC NONPROFIT CORPORATION

DSCB:15-5915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 5915 (relating to articles of amendment), the undersigned nonprofit corporation, desiring to amend its articles, hereby states that:

2. The (a) **address** of this corporation's current registered office in this Commonwealth or (b) **name** of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) **433 South Centre Street** (Number and Street) **Pottsville** (City) **PA** (State) **17901** (Zip) **Schuylkill** (County)

   (b) c/o: ______ (Name of Commercial Registered Office Provider) ______ (County)

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The **statute** by or under which it was incorporated is: **Pennsylvania Nonprofit Corporation Law of 1972**

4. The **date** of its incorporation is: **September 11, 1981**

5. **(Check, and if appropriate complete, one of the following):**

   X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

   ___The amendment shall be effective on: ______ (Date) at ______ (Hour)

6. **(Check one of the following):**

   X The amendment was adopted by the members (or shareholders) pursuant to 15 Pa.C.S. § 5914(a).

   ___The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 5914(b).

7. **(Check, and if appropriate complete, one of the following):**

   ___The amendment adopted by the corporation, set forth in full, is as follows:

   X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

EXHIBIT "A"

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

1.    The name of the corporation is: Regional Development Corporation.

2.     The address of this corporation's registered office in this Commonwealth is:
210 South Centre Street, Pottsville, PA 17901, Schuylkill County.

3.     The corporation is incorporated under the Pennsylvania Nonprofit Corporation
Law of 1972 for the following purpose or purposes:

To aid and promote governmental or municipal services and to engage in and to do any lawful act concerning any or all lawful business for which a nonprofit corporation may be incorporated under the laws of the Commonwealth of Pennsylvania.

4.     The corporation does not contemplate pecuniary gain or profit, incidental or otherwise.

5.     The corporation is organized upon a nonstock basis.

6.     The corporation may have members. The qualifications, rights and limitations of members shall be as set forth in the Bylaws of the corporation.

Microfilm Number 200060-1695

Entity Number 739615

Filed with the Department of State on AUG 04 2000

[signature]

Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC NONPROFIT CORPORATION

DSCB:15-5915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. § 5915 (relating to articles of amendment), the undersigned nonprofit corporation, desiring to amend its articles, hereby states that:

2. The (a) **address** of this corporation's current registered office in this Commonwealth or (b) **name** of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 210 South Centre Street, Pottsville, PA 17901, Schuylkill

Number and Street | City | State | Zip | County

(b) c/o: ______

Name of Commercial Registered Office Provider | County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The **statute** by or under which it was incorporated is: Nonprofit Corporation Law of 1972

4. The **date** of its incorporation is: September 11, 1981

5. **(Check, and if appropriate complete, one of the following):**

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

__ The amendment shall be effective on: ______ Date at ______ Hour

6. **(Check one of the following):**

X The amendment was adopted by the members (or shareholders) pursuant to 15 Pa.C.S. § 5914(a).

__ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 5914(b).

7. **(Check, and if appropriate complete, one of the following):**

X The amendment adopted by the corporation, set forth in full, is as follows:

The name of the Corporation shall be as follows:

THE REDCO GROUP

__ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

PA DEPT. OF STATE

AUG 04 2000

M. BURR KEIM COMPANY

Entity #: 739615
Date Filed: 06/01/2011
Carol Aichele
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Conversion

(15 Pa.C.S.)

☐ Domestic Business to Nonprofit (§ 1963)
☒ Domestic Nonprofit to Business Corporation (§ 5963)

Name
Esquire Assist
Address
Counter Pickup
City State Zip Code

Commonwealth of Pennsylvania
ARTICLES OF CONVERSION-ALL TYPES 18 Page(s)
T1115211108

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of conversion), the undersigned, desiring to effect a conversion, hereby states that:

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
210 South Centre Street	Pottsville	PA	17901	Schuylkill

(b) Name of Commercial Registered Office Provider — County
c/o

3. The statute by or under which it was incorporated: Nonprofit Corporation Law of 1972, as amended

4. The date of its incorporation: September 11, 1981

2011 JUN -1 PM 12: 03
PA DEPT OF STATE

EXHIBIT "A"

PLAN OF CONVERSION

Conversion of The Redco Group, a Pennsylvania Nonprofit Corporation, into a business corporation, subject to the provisions of the Pennsylvania Business Corporation Law Of 1988, as amended

This Plan of Conversion, dated June 1, 2011,has been adopted by the Board of Directors of The Redco Group ("The Redco Group" or "Redco") pursuant to Section 5962 of the Pennsylvania Nonprofit Corporation Law of 1988, as amended (the "NCL").

Background

The purpose of The Redco Group is "[t]o aid and promote governmental or municipal services and to engage in and to do any lawful act concerning any or all lawful business for which a nonprofit corporation may be incorporated under the laws of the Commonwealth of Pennsylvania."

Although incorporated as a non-profit corporation, Redco is not exempt from Federal income tax and has filed Federal income tax returns (Form 1120) since its inception in 1981. Redco has paid Pennsylvania sales tax and real estate property taxes, though it has not paid Pennsylvania corporate income taxes or capital stock tax. Further, Redco has never solicited nor received a contribution from a donor as a gift or donation.

The Board of Directors of Redco has determined that the status of Redco as a non-profit corporation, though a taxpaying entity, has severely limited its access to capital markets and expansion opportunities. Certain credit agreements to which Redco is a party do not provide access to sufficient capital to allow Redco to expand its geographic base or to increase its cost efficiencies.

The Board has determined that it is in the best interest of Redco to convert to for-profit status, as permitted by the NCL.

Plan

1.    Conversion. Redco shall be converted from a Pennsylvania nonprofit corporation to a Pennsylvania business corporation (the "Conversion") in accordance with and subject to the terms and conditions of this Plan of Conversion. At the Effective Time (as defined below in Section 4), Redco shall be deemed to be a business corporation subject to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (hereinafter sometimes referred to as "the Resulting Corporation") and shall cease to be a nonprofit corporation subject to the NCL. After the Conversion, the Resulting Corporation shall be known as "The Redco Group,Inc.", and shall operate in a manner that may result in pecuniary profits to its shareholders.

2.    Pre-Conversion Charitable Contribution. Prior to the Conversion and as a condition of the Conversion being effective, from its funds, Redco shall make a total of $605,000 in contributions to the following charitable entities: (A) $115,000 to the United Cerebral Palsy of Schuylkill County, 250 Peacock Street, Pottsville, PA 17901; (B) $115,000 to Child Development, Inc., 2880 Pottsville Minersville Highway, Suite 210, Minsersville, PA 17954; (C) $100,000 to Pocono Alliance, 913 Main Street, Suite 300, Stroudsburg, PA 18360; (D) $60,000 to United Way of Berks County, 501 Washington Street, P.O. Box 702, Reading, PA 19603; (E) $75,000 to Huntingdon County Pride, 1301 Mt. Vernon Ave., Huntingdon, PA 16552; (F) $75,000 to Special Olympics, 2570 Blvd. of the Generals, Norristown, PA 19403; and (G) $65,000 to Northeastern PA Manufacturers and Employers Council, 250 One Norwegian Plaza, Pottsville, PA 17901.

3.     Shares. The Resulting Corporation shall, subsequent to the Effective Time, issue shares in the manner provided by the Articles of Incorporation of the Resulting Corporation, pursuant to the Pennsylvania Business Corporation Law of 1988, as amended.

4.     Filing and Effective Time. Provided that the contributions set forth in Section 2 have been made by Redco as provided in Section 2, the Conversion shall be effective immediately upon the approval of the filing of the Articles of Conversion filed with the Pennsylvania Department of State, substantially in the form attached hereto as Exhibit "A";the time at which the Conversion shall become effective as aforesaid, is referred to in this Plan of Conversion as the "Effective Time."

5.    Articles of Incorporation. As of the Effective Time, the Articles of Incorporation shall be amended and restated to read in their entirety, as set forth in Exhibit "A", which is attached hereto and is made a part of the Articles of Conversion, shall be effective as the Articles of Incorporation of the Resulting Corporation.

6.     Bylaws. At the Effective Time, the Bylaws of Redco shall be amended and restated to read in their entirety as set forth in Exhibit "B" attached hereto and shall be effective as the Bylaws of the Resulting Corporation.

7.    Directors. At the Effective Time, the directors of the Resulting Corporation shall be the directors of Redco immediately prior to the Effective Time. Each director shall hold office until the earlier of either the expiration of his or her term of office or the occurrence of an event terminating his or her term, in accordance with the articles and the bylaws of the Resulting Corporation and applicable law.

8.     Officers. At the Effective Time, the officers of the Resulting Corporation shall be the officers of Redco immediately prior to the Effective Time. Each officer shall hold office until the earlier of either the expiration of his or her term of office or the occurrence of an event terminating his or her term, in accordance with the articles and bylaws of the Resulting Corporation and applicable law.

9.    Termination. Notwithstanding approval of this Plan by the Redco Board of Directors, this Plan may be terminated at any time prior to the Effective Time by resolution approved by the Redco Board of Directors.

10.    Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Plan. Words used herein, regardless of gender or number specifically used, shall be deemed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural as the context may require.

EXHIBIT "A"
to the Plan of Conversion

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
THE REDCO GROUP, INC.
A FOR PROFIT BUSINESS-STOCK (SECTION 1306)

In compliance with the requirements of the applicable provisions relating to corporations, the undersigned desiring to convert from a Pennsylvania nonprofit corporation to a for profit corporation, hereby states the following:

ARTICLE I

The name of the corporation is: The Redco Group, Inc.

ARTICLE II

The address of the corporation's current registered office in this Commonwealth is: 210 South Centre Street, Pottsville, PA 17901, in the County of Schuylkill.

ARTICLE III

The corporation which was formed on September 11, 1081 under the provisions of the Pennsylvania Nonprofit Corporation Law of 1972, as amended, is hereby converted to a for profit corporation under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is: One Thousand (1,000) shares.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this Amended and Restated Articles of Incorporation to be signed by a duly authorized officer as of the 1st day of June, 2011.

EXHIBIT "B"
to the Plan of Conversion

AMENDED AND RESTATED
BYLAWS
OF
THE REDCO GROUP, INC.
(A Pennsylvania corporation)

These Bylaws are adopted by this Corporation and are supplemental to the Pennsylvania Business Corporation Law of 1988,as amended, as the same shall from time to time be in effect

ARTICLE I. NAME AND SEAL.

Section 101. Name. The name of the Corporation is The Redco Group, Inc.

Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the Commonwealth of Pennsylvania.

Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words ("Corporate Seal", and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

Section 201. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be located at such place as the Board of Directors may from time to time determine:

Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by the shareholders entitled to cast at least one fifth of the vote which all shareholders are entitled to cast at the particular meeting.

Section 304. Conduct of Shareholders' Meetings. Subject to Section 803 hereof, the President shall preside at all shareholders' meetings, or, in her absence, any vice-president. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof bas been given to the Secretary of the Corporation.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 402. Nomination for Directors. Written nominations for directors to be elected at an annual meeting of shareholders, other than nominations submitted by the incumbent Board of Directors, must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting. All late nominations shall be rejected.

Section 403. Number of Directors. The initial Board of Directors shall consist of      directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired,except in the event of his or her earlier resignation or removal; provided, however, that members of the Board of Directors shall not be removed without the written consent of the shareholders who own at least 75% of the Corporation's outstanding shares.

Section 404. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 405. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his or her services in attending meetings of the Board.

Section 406. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of
Directors need not be given.

Section 407. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever one or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.

Section 408. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 409. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee and except as otherwise prohibited by the Pennsylvania Business Corporation Law of 1988, as amended.

Section 410. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V. OFFICERS.

Section 501. Officers. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer, and such other officers or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Vice President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of shareholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal.

Section 502. President. The President shall be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation; she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, the President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President shall perform such other duties as may be prescribed by the Board of Directors.

Section 503. Vice President. The Vice President shall perform such duties and do such acts as may be prescribed by the Board of Directors or the Chief Executive Officer. Subject to the provisions of this Section, the Vice President shall perform the duties and have the powers of the President in the event of her absence or disability.

Section 504. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President, he shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 505. Secretary. The Secretary shall act under the direction of the President. Unless a designation to the contrary is made at a meeting. the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.

Section 506. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

Section 507. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the President and any Executive Vice President elected by the Board, shall be fixed by the Executive Committee of the Board and, in the absence of an Executive Committee, by the President

Section 508. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI. PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

Section 601. Personal Liabilities of Directors.

(a) A director of this Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(1) the director has breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the Pennsylvania Business Corporation Law of 1988; and

(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(b)     This Section 601 shall not limit a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Pennsylvania Business Corporation Law of 1988.

Section 602. Mandatory Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (mcluding excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 604 hereof. A director or officer of the Corporation entitled to indemnification under this Section 602 is hereafter called a "person covered by Section 602 hereof.

Section 603. Expenses. Expenses incurred by a person cove.red by Section 602 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 604.

Section 604. Exceptions. No indemnification under Section 602 or advancement or reimbursement of expenses under Section 603 shall be provided to a person covered by Section 602 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 602 or advancement or reimbursement of expenses under Section 603, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

Section 605. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such persons.

Section 606. General Provisions.

(a) The term "to the fullest extent permitted by applicable law'', as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 602 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

(b)    The right of a person covered by Section 602 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 603 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

(c)    If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

(d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding that office.

(e) Nothing contained in this Article shall be construed to limit the rights and powers the Corporation possesses under the Pennsylvania Business Corporation Law of 1988 or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

(f) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 602 hereof by a written agreement signed by the Corporation and such person.

(g) The Corporation shall have the right to appoint the attorney for a person covered by Section 602 hereof, provided such appointment is not unreasonable under the circumstances.

Section 607. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

ARTICLE VII. SHARES OF CAPITAL STOCK.

Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President and by the Secretary or by such other officers as may be authorized by the Board of Directors.

Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation bas notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VIII. GENERAL.

Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the
Board of Directors.

Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or other person or persons, as the Board of Directors may from time to time designate.

Section 803. Designation of Presiding and Recording Officers. The directors or shareholders, at any meeting of the directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

Section 804. Record Date. The Board of Directors may fix any time whatsoever prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights,or the date when any change or conversion or exchange of shares will be made or will go into effect, or for any other purpose, as a record date for the determination of the shareholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, except that in the case of a meeting of shareholders (other than an adjourned meeting) such record date may not be more than 90 days prior to the date of the meeting of shareholders.

Section 805. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

Section 806. Absentee Participation in Meeting. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the shareholders, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 807. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board cannot readily be assembled, and until the termination of such emergency, the following bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

(a)    A special meeting of the Board of Directors may be called by any officer or director upon one hour's notice;and

(b)    The director or directors in attendance at the meeting shall constitute a quorum.

Section 808. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

Section 809. Successor Statutes. Any reference herein to the "Pennsylvania Business Corporation Law of 1988" or to any section thereof shall be deemed to be a reference to such Law, or successor statute, and the appropriate corresponding section thereof as the same may be amended or adopted from time to time hereafter.

ARTICLE IX. AMENDMENT OR REPEAL.

Section 901. Amendment or Repeal by Shareholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of two-thirds of all shares of common stock of the Corpora tion issued and outstanding at any annual or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

Section 902. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed,in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.

Section 903. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.

ARTICLE X. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND
REPEALS.

Section 1001. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation as of the 1st day of June, 2011, and shall be effective as of said date.

Section 1002. Amendments or Repeals.

Section Involved        Date Amended or Repealed        Adopted By